     As filed with the Securities and Exchange Commission on January 30, 1996
                                                    Registration No. 33-_____

=============================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                              _______________

                                 FORM S-8

                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933


                      CYPRESS SEMICONDUCTOR CORPORATION
            (Exact name of registrant as specified in its charter)

        Delaware                                     94-2885898
(State of Incorporation)                (I.R.S. Employer Identification No.)

                          3901 North First Street
                        San Jose, California 95134
                  (Address of principal executive offices)
                              _______________

                           1994 STOCK OPTION PLAN
                          (Full title of the Plan)
                              _______________

                               T.J. RODGERS
                                 President
                     CYPRESS SEMICONDUCTOR CORPORATION
                          3901 North First Street
                      San  Jose,  California   95134

                              (408) 943-2600
         (Name, address and telephone number of agent for service)
                              _______________

                                Copies to:

                            Don S. Williams, Esq.
                     WILSON, SONSINI, GOODRICH & ROSATI
                          Professional Corporation
                             650 Page Mill Road
                        Palo Alto, California 94304
                         Telephone: (415) 493-9300









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=============================================================================

                      CALCULATION OF REGISTRATION FEE

=============================================================================

                                    Proposed      Proposed
                                    Maximum       Maximum
                     Maximum        Offering      Aggregate     Amount of
Title of Securities  Amount to be   Price         Offering      Registration
to be Registered     Registered     Per Share(1)  Price(1)      Fee(2)
-----------------------------------------------------------------------------

Common Stock,
$.01 Par Value

- 1994 Stock Option
  Plan               3,680,864 shs. $12.375       $45,550,692   $15,707.14

TOTAL                3,680,864 shs.               $45,550,692   $15,707.14

=============================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee based upon the average of the high and low sale prices of the Company's Common Stock as reported on the New York Stock Exchange on January 23, 1996.

(2) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "one-twenty ninth of one percentum of the maximum aggregate price at which such securities are proposed to be offered."























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

                                 PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.  Incorporation of Documents by Reference.
--------  ----------------------------------------

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended January 3, 1995 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act").

          2. The Company's Quarterly Report on Form 1O-Q for the fiscal quarter ended October 2, 1995, filed pursuant to Section 15(d) of the 1934 Act.

          3. The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated August 30, 1988, filed pursuant to Section 12 of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act on or after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.


Item  4.  Description of Securities.
--------  --------------------------

     Not applicable.


Item  5.  Interests of Named Experts and Counsel.
--------  ---------------------------------------

     Not applicable.


Item 6.  Indemnification of Directors and Officers.
-------  ------------------------------------------

     Article 11 of the Company's Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of

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

their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

     Article VI of the Company's Bylaws provides that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws provide that the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Article VI of the Company's Bylaws also provides that the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The Bylaws also provide that, to the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith and to the extent that an employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he may be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     The Company's Bylaws also permit the Company to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Company currently maintains liability insurance for its officers and directors.

     The Company has entered into agreements to indemnify its directors and officers, in addition to the indemnification provided for in the Company's Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorney's fees), judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company.

Item 7.  Exemption from Registration Claimed.
-------  ------------------------------------

     Not   applicable.


Item 8.  Exhibits.
-------  ---------

     Exhibit
     Number
     -------

      4.1*  1994 Stock Option Plan and form of agreement thereunder.

      5.1   Opinion of counsel as to legality of securities being registered.

     24.1   Consent of Independent Accountants (see p. 10).

     24.2   Consent of Counsel (contained in Exhibit 5.1).

     25.1   Power of Attorney (see p. 9).
     ____________________
     * Incorporated by reference to the Registrant's Registration Statement on Form S-8(File No. 33-54637 dated July 19, 1994.


Item 9.  Undertakings.
-------  -------------

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cypress Semiconductor Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of January, 1996.


                                   CYPRESS SEMICONDUCTOR CORPORATION



                                       By: /s/ T.J. RODGERS
                                       -------------------------------
                                       T.J. Rodgers, President, Chief
                                       Executive Officer and Director
                                       (Principal Executive Officer)

                            POWER OF ATTORNEY

     Each of the officers and directors of Cypress Semiconductor Corporation whose signature appears below hereby constitutes and appoints T.J. Rodgers and Emmanuel Hernandez and each of them, their true and lawful attorneys-in-fact and agents with full power of substitutions, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement, and to perform any acts necessary to be done in order to file such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this report has been signed by the following persons in the capacities and on the dates indicated.


        Signature                     Title                      Date
------------------------   ----------------------------   ------------------

/s/ T.J. RODGERS           President, Chief Executive     January 25, 1996
------------------         Officer and Director
T.J. Rodgers              (Principal Executive Officer)


/s/ EMMANUEL HERNANDEZ     Chief Financial Officer,       January 25, 1996
-----------------------    Vice President, Finance and
Emmanuel Hernandez         Administration (Principal
                           Financial and Accounting
                           Officer)


/s/ PIERRE R. LAMOND       Director                       January 25, 1996
---------------------
Pierre R. Lamond


/s/ JOHN C. LEWIS          Director                       January 25, 1996
------------------
John C. Lewis


/s/ FRED B. BIALEK         Director                       January 25, 1996
-------------------
Fred B. Bialek


/s/ ERIC A. BENHAMOU       Director                       January 25, 1996
---------------------
Eric. A. Benhamou

                                                              Exhibit 24.1
                                                              -------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 20, 1995 appearing on page 26 of Cypress Semiconductor Corporation's Annual Report on Form 10-K for the year ended January 2, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page F-1 of this Form 10-K.


/s/ PRICE WATERHOUSE LLP
---------------------------
PRICE WATERHOUSE LLP
San Jose, California
January 30, 1996